Exhibit 10.2

Execution Version

Second Amendment to Redemption Agreement

THIS SECOND AMENDMENT TO REDEMPTION AGREEMENT (this “Amendment”) is made and entered into as of July 28, 2022 by and between Direct Digital Holdings, LLC, a Delaware limited liability company (the “Company”), and USDM Holdings, Inc., a Texas corporation (“Seller”), and is an amendment to the Redemption Agreement entered into by such parties as of November 14, 2021, as amended by that certain Amendment to Redemption Agreement dated as of February 15, 2022 (the “First Amendment”) (as so amended, the “Original Redemption Agreement”, and the Original Redemption Agreement, as amended by this Amendment, is referred to herein as the “Redemption Agreement”). The Company and Seller are referred to herein each as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Redemption Agreement.

1.             Amendment Regarding Payment of the Remainder of the Common Units Redemption Price. The Parties agree that notwithstanding any of the terms of the Original Redemption Agreement, the remainder of the Common Units Redemption Price (such remainder, the “Remaining Redemption Balance”) is $3,998,635.24. The calculation of the Remaining Redemption Balance, including any interest, is set forth in Annex A attached hereto. Effective as of the Final Closing (as defined below), the Company shall pay the Remaining Redemption Balance to Seller via wire transfer pursuant to the wire transfer instructions set forth in Annex B. Upon receipt by Seller of the Remaining Redemption Balance, Seller shall execute and deliver to the Company the receipt in the form attached hereto as Annex C.

2.             Final Closing. The closing of the payment of the Remaining Redemption Balance (the “Final Closing”) shall take place by the electronic or physical exchange of documents and other deliverables and the Remaining Redemption Balance upon the satisfaction or waiver of each of the conditions set forth in Section 3(a) and Section 3(b). The date upon which the Final Closing occurs is referred to herein as the “Final Closing Date.” The Final Closing need not be in person.

3.             Conditions to Closing; Closing Deliverables.

(a)           Company Closing Conditions. The Company’s obligation to close at the Final Closing is contingent upon the following: (i) the representations and warranties of the Seller contained in Section 4 shall be true and correct in all respects as of the Final Closing Date with the same effect as though made at and as of the Final Closing Date; (ii) the Seller shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Amendment to be performed or complied with by it prior to or on the Final Closing Date; and (iii) the Company shall have received a certificate, dated the Final Closing Date and signed by the manager or a duly authorized officer of the Seller, that each of the conditions set forth in Section 3(a)(i) and Section 3(a)(ii) has been satisfied, in the form attached hereto as Annex D.

(b)           Seller Closing Conditions. Seller’s obligation to close at the Final Closing is contingent upon the following: (i) the representations and warranties of the Company contained in Section 5 shall be true and correct in all respects as of the Final Closing Date with the same effect as though made at and as of the Final Closing Date; (ii) the Company shall have duly performed and complied in all material respects with all agreements, covenants, and conditions required by this Amendment to be performed or complied with by it prior to or on the Final Closing Date; and (iii) Seller shall have received a certificate, dated the Final Closing Date and signed by the manager or a duly authorized officer of the Company, that each of the conditions set forth in Section 3(b)(i) and Section 3(b)(ii) has been satisfied, in the form attached hereto as Annex E.

4.             Seller Representations and Warranties. Seller hereby represents and warrants to the Company, as of the date of this Amendment and as of the Final Closing Date, as follows:

(a)           Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas.

(b)           Organizational Authorization. The execution, delivery and performance by Seller of this Amendment and the Redemption Agreement and the consummation of the transactions contemplated hereby and thereby are within Seller’s organizational powers as a corporation and have been duly authorized by all necessary actions on the part of the shareholders and directors of Seller, as applicable. This Amendment and the Redemption Agreement constitute a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Noncontravention. The execution, delivery and performance by Seller of this Amendment and the Redemption Agreement do not and will not (i) violate the certificate of incorporation, bylaws or other equivalent governing documents of Seller, (ii) violate any law, judgment, injunction, order or decree, or (iii) require any consent or other action by any person or entity under, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Seller under any provisions of any agreement, contract, instrument, permit, authorization, order, writ, judgment, injunction, decree or arbitration award, whether written or oral, to which Seller is a party.

(d)           Actions and Proceedings. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental authority or arbitration tribunal against Seller which have or would reasonably be expected to have an adverse effect on the ability of Seller to consummate the transactions contemplated hereby or pursuant to the Redemption Agreement or (ii) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to the knowledge of Seller, threatened against Seller, which have or would reasonably be expected to have an adverse effect on the ability of Seller to consummate the transactions contemplated hereby or pursuant to the Redemption Agreement.

(e)           No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4, SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AMENDMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.

5.             Company Representations and Warranties. The Company hereby represents and warrants to Seller, as of the date of this Amendment and as of the Final Closing Date, as follows:

(a)           Existence and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas.

(b)           Organizational Authorization. The Company has the full right and limited liability company power and authority to enter into this Amendment and the Redemption Agreement and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Amendment and the Redemption Agreement and the performance of the Company’s obligations hereunder and thereunder have been duly authorized by all necessary actions on the part of the members and managers of the Company, as applicable. This Amendment and the Redemption Agreement constitute, or will when executed and delivered constitute, a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)           Noncontravention. The execution, delivery and performance by the Company of this Amendment and the Redemption Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Amendment and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of formation, limited liability company agreement or other equivalent governing documents of the Company, (ii) violate any law, judgment, injunction, order or decree, or (iii) require any consent or other action by any person or entity under, result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company under any provisions of any agreement, contract, instrument, permit, authorization, order, writ, judgment, injunction, decree or arbitration award, whether written or oral, to which the Company is a party.

(d)           Actions and Proceedings. There are no (i) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental authority or arbitration tribunal against the Company which have or would reasonably be expected to have an adverse effect on the ability of the Company to consummate the transactions contemplated hereby or (ii) actions, suits, claims or legal, administrative or arbitration proceedings pending or, to the knowledge of the Company, threatened against the Company, which have or would reasonably be expected to have an adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

(e)           No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 5, THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF ANY KIND, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AMENDMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT.

6.             Release by Seller. Subject to Seller’s rights under this Amendment, effective as of the Final Closing Date, Seller, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations (other than contractual, statutory, or other obligations to indemnify Seller, Leah Woolford, Jeff Woolford, or their respective affiliates, which are not hereby released, waived or discharged), suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that Seller, including without limitation derivatively, to the fullest extent legally possible, has, had or may have against the Company or any of its subsidiaries, if applicable, and its respective present or former managers, officers, employees, predecessors, successors and members acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Final Closing Date, other than any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities arising from or relating to the Surviving Covenants and Obligations (collectively, “Seller Claims”), and other than, as applicable, any rights under this Amendment to which Seller is entitled. In making this waiver, Seller acknowledges that it may hereafter discover facts in addition to or different from those which Seller now believes to be true with respect to the subject matter released herein, but agrees that it has taken that possibility into account in reaching this Amendment and as to which Seller expressly assumes the risk. THE PROVISIONS IN THIS SECTION 6 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LAWS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW (INCLUDING, BUT NOT LIMITED TO CERCLA), OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES, OR OTHER LAW).

7.             Release by the Company. Subject to the Company’s rights under this Amendment, effective as of the Final Closing Date, the Company, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that the Company, including without limitation derivatively, to the fullest extent legally possible, has, had or may have against Seller, and Seller’s respective present or former shareholders, directors, managers, officers, employees, predecessors, successors and members acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Final Closing Date, other than any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities arising from or relating to the Surviving Covenants and Obligations (collectively, “Company Claims”), and other than, as applicable, any rights under this Amendment to which the Company is entitled. In making this waiver, the Company acknowledges that it may hereafter discover facts in addition to or different from those which the Company now believes to be true with respect to the subject matter released herein, but agree that it has taken that possibility into account in reaching this Amendment and as to which the Company expressly assumes the risk. THE PROVISIONS IN THIS SECTION 7 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT, OR FUTURE ACTS, CLAIMS, OR LAWS (INCLUDING ANY PAST, PRESENT, OR FUTURE ENVIRONMENTAL LAW (INCLUDING, BUT NOT LIMITED TO CERCLA), OCCUPATIONAL SAFETY AND HEALTH LAW, OR PRODUCTS LIABILITY, SECURITIES, OR OTHER LAW).

8.             Acknowledgment Regarding LLC Agreement. In furtherance of and not in diminution of the terms of Section 6 and Section 7 hereof, the Parties acknowledge and agree that: (a) the terms of Section 2.8 (Non-Competition and Non-Solicitation) and Section 12.16 (Dispute Resolution) of the LLC Agreement constitute the only Surviving Covenants and Obligations for purposes of Section 6 and Section 7 hereof, and (b) upon receipt of payment in cash of the Remaining Redemption Balance by Seller, (i) all obligations and liabilities of the Company owing to Seller with respect to the Class A Units, the Class B Preferred Units, Common Units and any other membership units of the Company (other than Surviving Covenants and Obligations as defined in this Section 8) are satisfied and paid in full, and (ii) Seller does not own any Class A Units, Class B Preferred Units, Common Units or any other membership units or interests of the Company.

9.             Confidentiality. Seller acknowledges that it has or may have access to Confidential Information (as defined below) and that such Confidential Information does and will constitute valuable, special and unique property of the Company. Seller agrees that, from and after the date hereof, Seller will not, directly or indirectly, disclose, reveal, divulge or communicate to any person or entity, or use or otherwise exploit for Seller’s own benefit, or to the Company’s detriment, any Confidential Information. Seller shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, Seller shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order. For purposes of this Section 9, “Confidential Information” shall mean any confidential information with respect to the business of the Company and its subsidiaries, including, without limitation, methods of operation, customers, and customer lists, products, proposed products, former products, proposed, pending or completed acquisitions of any company, division, product line or other business unit, prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. The term “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Amendment, or (ii) becomes generally available to the public other than as a result of a disclosure by Seller not otherwise permissible thereunder. Seller acknowledges that the Company or its parent company may disclose the terms of this Amendment in order to comply with applicable legal or regulatory requirements, including those imposed by federal securities laws and regulations.

10.           No Other Amendments. Except as set forth herein, there are no other amendments to the Original Redemption Agreement. This Amendment and the rights and obligations hereunder shall be binding upon and inure solely to the benefit of the Parties, their respective successors and permitted assigns, but this Amendment shall not be assignable by either Party hereto without the express written consent of the other Party, and any attempted assignment without consent shall be void, except that the Company may (i) assign any or all of its rights and obligations under this Amendment to any affiliate of the Company or any buyer of all or substantially all of the assets of the Company, and (ii) assign any or all of its rights under this Amendment to any lender to the Company for indebtedness to any such lender.

11.           Governing Law and Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflicts of law principles. Each Party irrevocably agrees that any proceeding against it arising out of or in connection with this Amendment or the transactions contemplated by this Amendment or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the state courts of Texas, and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam with respect to any such proceeding and waives to the fullest extent permitted by law any objection that it may now or hereafter have that any such proceeding has been brought in an inconvenient forum.

12.           Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Amendment or the transactions contemplated hereby or thereby or disputes relating hereto or thereto. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section 12.

13.           Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Amendment (including failing to take such actions as are required of them hereunder to consummate this Amendment) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Amendment and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Amendment and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Amendment and without that right, the Parties would not have entered into this Amendment. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law.

14.           Prevailing Party. If any litigation or other court action, arbitration, or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Amendment against any other Party, all fees, costs, and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing party in such litigation, action, arbitration, or proceeding will be reimbursed by the losing party; provided, that if, a Party to such litigation, action, arbitration, or proceeding prevails in part, and loses in part, then the court, arbitrator, or other adjudicator presiding over such litigation, action, arbitration, or proceeding will award a reimbursement of the fees, costs and expenses incurred by such Party on an equitable basis.

15.           Expenses. All costs and expenses incurred by the Parties in connection with the negotiation, preparation and execution of this Amendment and the consummation of the transactions contemplated hereby shall be paid by the Party incurring such expenses.

16.           Notices. Any notice, request, instruction or other communication to be given hereunder by either Party to the other Party shall be in writing and delivered personally, or sent by postpaid registered or certified mail, or sent by electronic mail, pursuant to the information below:

if to Seller, addressed to:

[***]

Attention: [***]

Email: [***]

with a copy (not constituting notice) to:

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Attention: [***]

Email: [***]

and, if to the Company, addressed to:

c/o Direct Digital Management, LLC

[***]

Attention: [***]

Email: [***]

with a copy (not constituting notice) to:

McGuireWoods LLP

2000 McKinney Avenue, Suite 1400

Dallas, Texas 75201

Attention: [***]

Email: [***]

or to such other address for either Party as such Party shall hereafter designate by like notice. Each notice, request, instruction, consent and other communication under this Amendment shall be deemed to have been given, (i) on the date of delivery, if personally delivered, (ii) on the earlier of the date of the receipt or three (3) days after deposit in the US mail, if delivered by postpaid registered or certified mail, and (iii) on the earlier of the date of the electronic email transmission or the date of acknowledged receipt, if sent by email.

17.           Severability. All agreements and covenants contained herein are severable, and in the event that any of them shall be held to be invalid by any competent court, this Amendment shall be interpreted as though such invalid agreements were not contained herein.

18.           Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

19.           Headings. The Article and Section headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning and interpretation of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed by the Parties on the date and year first above written.

COMPANY:

DIRECT DIGITAL HOLDINGS, LLC

By:	/s/ Mark D. Walker
Name:	Mark D. Walker
Title:	Chief Executive Officer

SELLER:

USDM HOLDINGS, INC.

By:	/s/ Leah Woolford
Name:	Leah Woolford
Title:	Founder and Chairwoman

Annex A

Calculation of Remaining Redemption Balance

Annex B

Wire Transfer Instructions

Annex C

Form of Receipt

Annex D

Form of Seller’s Closing Certificate

Annex E

Form of Company’s Closing Certificate